EX-28.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment to the registration statement on Form N1-A (“Registration Statement”) of Nationwide Variable Insurance Trust of our reports dated February 18, 2020, relating to the financial statements and financial highlights, which appear in NVIT BlueprintSM Aggressive Fund (formerly, NVIT CardinalSM Aggressive Fund), NVIT BlueprintSM Balanced Fund (formerly, NVIT CardinalSM Balanced Fund), NVIT BlueprintSM Capital Appreciation Fund (formerly, NVIT CardinalSM Capital Appreciation Fund), NVIT BlueprintSM Conservative Fund (formerly, NVIT CardinalSM Conservative Fund), NVIT BlueprintSM Moderate Fund (formerly, NVIT CardinalSM Moderate Fund), NVIT BlueprintSM Moderately Aggressive Fund (formerly, NVIT CardinalSM Moderately Aggressive Fund), NVIT BlueprintSM Moderately Conservative Fund (formerly, NVIT CardinalSM Moderately Conservative Fund), NVIT Investor Destinations Aggressive Fund, NVIT Investor Destinations Balanced Fund, NVIT Investor Destinations Capital Appreciation Fund, NVIT Investor Destinations Conservative Fund, NVIT Investor Destinations Moderate Fund, NVIT Investor Destinations Moderately Aggressive Fund, NVIT Investor Destinations Moderately Conservative Fund, NVIT Managed American Funds Asset Allocation Fund and NVIT Managed American Funds Growth-Income Fund Annual Reports on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 15, 2020